Exhibit 10.3

Execution Version

AMENDED AND RESTATED
SECURITIES PURCHASE AGREEMENT

This Amended and Restated Securities Purchase Agreement (this “Agreement”) is dated as of May 30, 2018, by and among GTT Communications, Inc., a Delaware corporation (the “Company”), and the Purchasers listed on Schedule A hereto (each a “Purchaser” and, collectively, “Purchasers”).

RECITALS

A.                                    During the course of preparing for the closing under the Amended and Restated Securities Purchase Agreement, dated February 23, 2018, by and between the Company and Purchasers (the “Existing Agreement”), the Company and Purchasers have identified certain items that they would like to address through an amendment to the Existing Agreement, which is hereby amended and restated in full as set forth herein.

B.                                    The Company and Purchasers are each executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.

C.                                    The Company has authorized 80,000,000 shares of common stock, par value $0.0001 per share (“Common Stock”), and 5,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”).

D.                                    Purchasers wish to purchase, and the Company wishes to sell, upon the terms and subject to the conditions stated in this Agreement, that number of shares of Common Stock set forth opposite such Purchaser’s name in Schedule A of this Agreement, which number of shares for all Purchasers together shall be One Million Eight Hundred Five Thousand Eight (1,805,008) shares of Common Stock (the “Acquired Shares”), for a purchase price with respect to the Acquired Shares to be purchased by each Purchaser as set forth across from the name of such Purchaser on Schedule A hereto, which purchase price for all Purchasers together shall be Eighty Million Dollars ($80,000,000) (the “Subscription Amount”).

E.                                     At the Closing, the parties hereto and The Spruce House Partnership LP shall execute and deliver an Investor Rights Agreement, substantially in the form attached hereto as Exhibit B (with such changes as the parties may mutually agree, the “Investor Rights Agreement”), pursuant to which, among other things, the Company will agree to provide certain registration rights with respect to the Acquired Shares under the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Purchasers hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1                               Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“2016 Form 10-K” means the Company’s Form 10-K for the fiscal year ended December 31, 2016 as filed with the Commission on March 8, 2017.

“Acquired Shares” has the meaning set forth in the Recitals.

“Acquisition Agreement” means that certain share sale and purchase agreement, dated February 23, 2018, by and among Emasan AG, Turbo Holdings Lux II Sarl, Interoute Communications Holdings S.A. and the Company or one or more of its affiliates, as the same may be amended from time to time in accordance with the terms hereof.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act; provided, however, (i) the Company and its subsidiaries and Interoute Communications Holdings S.A. and its subsidiaries shall not be deemed to be Affiliates of any Purchaser or its Affiliates, and (ii) with respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as Purchaser will be deemed to be an Affiliate of such Purchaser.

“Agreement” has the meaning set forth in the Preamble.

Any Person shall be deemed to “beneficially own”, to have “beneficial ownership” of, or to be “beneficially owning” any securities (which securities shall also be deemed “beneficially owned” by such Person) that such Person is deemed to “beneficially own” within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act; provided that any Person shall be deemed to beneficially own any securities that such Person has the right to acquire, whether or not such right is exercisable immediately.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Certificate of Designations” has the meaning set forth in the Existing Agreement.

“Closing” means the closing of the purchase and sale of the Acquired Shares pursuant to this Agreement.

“Closing Date” means the day of the closing date under the Acquisition Agreement provided that all of the conditions set forth in Sections 2.1, 2.2, 5.1 and 5.2 are satisfied or waived, as the case may be, on or prior to such date; or such other date as the parties may agree.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Commission” has the meaning set forth in the Recitals.

“Common Stock” has the meaning set forth in the Recitals, and also includes any other class of securities into which the Common Stock may hereafter be reclassified or changed into.

“Company” has the meaning set forth in the Preamble, and for the avoidance of doubt, does not include Interoute Communications Holdings S.A. or any of its Affiliates.

“Company Counsel” means Goodwin Procter LLP, with offices located at 901 New York Ave. NW, Washington, D.C. 20001.

“Company Deliverables” has the meaning set forth in Section 2.2(a).

“Company Organizational Documents” means (i) the Second Amended and Restated Certificate of Incorporation of the Company, dated October 16, 2006 and incorporated by reference as Exhibit 3.1 to the 2016 Form 10-K, as amended by the Certificate of Amendment to Second Amended and Restated Certificate of Incorporation, dated December 31, 2013 and incorporated by reference as Exhibit 3.1(ee) to the 2016 Form 10-K and (ii) the Amended and Restated Bylaws of the Company, dated October 15, 2006 and incorporated by reference as Exhibit 3.3 to the 2016 Form 10-K, as amended by the Amendment to Amended and Restated Bylaws, dated May 7, 2007 and incorporated by reference as Exhibit 3.4 to the 2016 Form 10-K.

“Company Securities” has the meaning set forth in Section 3.1(j).

“Company Stock Plans” has the meaning set forth in Section 3.1(k).

“Company’s Knowledge” means with respect to any statement made to the Company’s Knowledge, that the statement is based upon the actual knowledge of the executive officers of the Company having responsibility for the matter or matters that are the subject of the statement after reasonable inquiry of their respective direct reports.

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Delaware Courts” means the state and federal courts sitting in the City of Wilmington in the State of Delaware.

“DTC” has the meaning set forth in Section 4.1(b).

“Employee Benefit Laws” has the meaning set forth in Section 3.1(y).

“Employee Stock Purchase Plan” has the meaning set forth in Section 3.1(i).

“Environmental Laws” has the meaning set forth in Section 3.1(f).

“Equity Interests” means (i) any capital stock, share, partnership or membership interest, unit of participation or other similar interest (however designated) in any Person or any securities or obligations convertible into or exchangeable for any of the foregoing and (ii) any option, warrant, purchase right, conversion right, exchange right or other contractual obligation which would entitle any Person to share in the equity, profit, earnings, losses or gains of such Person (including stock appreciation, phantom stock, profit participation or other similar rights).

“ERISA” has the meaning set forth in Section 3.1(x).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Existing Agreement” had the meaning set forth in the Recitals.

“FCPA” has the meaning set forth in Section 3.1(cc).

“Governmental Approval” has the meaning set forth in Section 4.7(b).

“Governmental Entity” means any United States or non-United States (i) federal, national, regional, state, provincial, local, municipal or other government, (ii) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, official, or entity, any self-regulatory authority, public utility and any supra-national organization, state, county, city or other political subdivision and any court or other tribunal) or (iii) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature, including any public arbitral tribunal, arbitrator or mediator.

“Grant Date” has the meaning set forth in Section 3.1(k).

“Hazardous Materials” has the meaning set forth in Section 3.1(f).

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“HY Indenture” means the Indenture, dated as of December 22, 2016, by and between GTT Escrow Corporation and Wilmington Trust, National Association, as supplemented by the First Supplemental Indenture, dated January 9, 2017, by and among the Company, certain subsidiaries of the Company and the Trustee, as amended, amended and restated, supplemented or otherwise modified, extended, restructured, renewed, refinanced, restated or replaced, in whole or in part, from time to time.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder.

“Investor Rights Agreement” has the meaning set forth in the Recitals.

“Material Adverse Effect” has the meaning set forth in Section 3.1(d).

“Material Contract” means any contract or other agreement of the Company that has been filed or was required to have been filed as an exhibit to the SEC Reports pursuant to Item 601(b)(1), Item 601(b)(2), Item 601(b)(3), Item 601(b)(4) or Item 601(b)(10) of Regulation S-K.

“Money Laundering Laws” has the meaning set forth in Section 3.1(bb).

“OFAC” has the meaning set forth in Section 3.1(aa).

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Preferred Stock” has the meaning set forth in the Recitals.

“Primary Investor” means Acacia Partners, L.P.

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the date of the Existing Agreement and the Closing Date, shall be the New York Stock Exchange.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchaser” or “Purchasers” has the meaning set forth in the Preamble.

“Purchaser Deliverables” has the meaning set forth in Section 2.2(b).

“Purchaser Shares” has the meaning set forth in Section 3.2(n).

“Regulation D” has the meaning set forth in the Recitals.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” has the meaning set forth in Section 3.1(a).

“Secretary’s Certificate” has the meaning set forth in Section 2.2(a)(iv).

“Securities Act” has the meaning set forth in the Recitals.

“Senior Credit Facilities” means, collectively, (i) the (senior secured) Credit Agreement, to be dated on or about the Closing Date, among the Company, the lenders from time to time party thereto, an administrative agent and the other parties from time to time parties thereto, and (ii) the (senior unsecured increasing rate) Credit Agreement, to be dated on or about the Closing Date, among the Company, the lenders from time to time party thereto, an administrative agent, and the other parties from time to time parties thereto, each as amended, amended and restated, supplemented or otherwise modified, extended, restructured, renewed, refinanced, restated or replaced, in whole or in part, from time to time.

“Senior Credit Facilities Documentation” means any credit agreement, loan agreement, promissory note, indenture, guarantee, pledge agreement, debenture, security agreement or other collateral agreement or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect, security by way of assignment, mortgage, charge, lien, deed of trust, letter of credit, ancillary facility, reimbursement agreement, waiver, amendment or other contract, agreement, instrument or document relating to or otherwise delivered in connection with the Senior Credit Facilities or the HY Indenture.

“Short Sales” include all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and similar arrangements (including on a total return basis); provided, however, that a bona fide pledge or the enforcement thereof or a sale or transfer of shares pursuant thereto shall not constitute a Short Sale.

“Stock Options” has the meaning set forth in Section 3.1(k).

“Stockholder Approval” means authorization and approval by the Company’s stockholders of the issue of the Acquired Shares as required by one or more provisions of Rule 312.03 of the NYSE Listed Company Manual or any successor rule.

“Subscription Amount” has the meaning set forth in the Recitals.

“Trading Affiliate” means an Affiliate of a Purchaser that (x) has knowledge of the transactions contemplated hereby prior to the public announcement of such transactions, (y) has or shares discretion relating to such Purchaser’s investments or trading or information concerning such Purchaser’s investments, including in respect of the Acquired Shares, and (z) is subject to such Purchaser’s review concerning such Affiliate’s investments or trading; provided that the following Persons shall not be deemed to be Affiliates of any of the Purchasers or any of their respective Affiliates: (a) the Company and its subsidiaries and (b) any portfolio company in which of any of the Purchasers or any of their respective Affiliates has an investment (whether debt or equity) or any of such portfolio companies’ controlled Affiliates, so long as, in the case of this clause (b), such Person shall not have been acting on behalf of or at the direction of any of the Purchasers or any of their respective Affiliates or received any Confidential Information (as defined in the Investor Rights Agreement) from or on behalf of any of the Purchasers (it being acknowledged and agreed that no such portfolio company or its controlled Affiliates shall be deemed to have received Confidential Information (as defined in the Investor Rights Agreement) solely by reason of an employee or principal of any of the Purchasers or any of their respective Affiliates serving on the board or similar governing body of such portfolio company).

“Trading Day” means (i) a day on which the Common Stock is listed or quoted and traded on its Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported in the “pink sheets” by Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in the preceding clause (i), (ii) or (iii), then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE American (formerly the American Stock Exchange), the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the exhibits attached hereto, the Investor Rights Agreement and any other documents or agreements explicitly contemplated hereunder and thereunder.

“Transfer Agent” means American Stock Transfer and Trust Co., the current transfer agent of the Company, with a mailing address of 59 Maiden Lane Plaza Level, New York, NY 10038, and a telephone number of (800) 937-5449, or any successor transfer agent for the Company.

“U.S. GAAP” means U.S. generally accepted accounting principles, as applied by the Company.

ARTICLE II
PURCHASE AND SALE

2.1                               Closing.

(a)                                 Amount.  Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to each Purchaser, and each Purchaser shall purchase from the Company, the number of Acquired Shares set forth across from the name of such Purchaser on Schedule A hereto for the Subscription Amount set forth across from the name of such Purchaser on Schedule A hereto.

(b)                                 Closing.  The Closing of the purchase and sale of the Acquired Shares shall take place at the offices of Goodwin Procter LLP, 901 New York Ave. NW, Washington, D.C. 20001, on the

Closing Date or at such other locations or remotely by facsimile transmission or other electronic means as the parties may mutually agree.

(c)                                  Form of Payment.  In accordance with, and subject to the conditions set forth in, the Waiver Agreement, effective as of May 25, 2018, by and between Purchasers and the Company (the “Waiver Agreement”), on May 30, 2018, each Purchaser shall wire its portion of the Subscription Amount, in United States dollars and in immediately available funds, to the CS Account (as defined in the Waiver Agreement).  Substantially concurrently with the closing of the transactions contemplated by the Acquisition Agreement, and subject to the satisfaction or waiver of the conditions precedent set forth in Article V, the Subscription Amount shall be released in accordance with the terms of the Waiver Agreement.  On the Closing Date, the Company shall deliver to Purchasers evidence of the issuance of the Acquired Shares in book-entry form.

2.2                               Closing Deliveries.  (a) At or prior to the Closing, the Company shall issue, deliver or cause to be delivered to Purchasers the following (the “Company Deliverables”):

(i)                                     the Acquired Shares subscribed for by each Purchaser hereunder, registered in book-entry form in the name of such Purchaser as set forth on the Stock Certificate Questionnaire included as Exhibit C-2 hereto;

(ii)                                  a legal opinion of Company Counsel with respect to the matters described on Schedule B, dated as of the Closing Date, in form and substance reasonably satisfactory to Purchasers, executed by such counsel and addressed to Purchasers;

(iii)                               the Investor Rights Agreement, duly executed by the Company;

(iv)                              a certificate of the Secretary of the Company (the “Secretary’s Certificate”), dated as of the Closing Date, (a) certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Acquired Shares, (b) certifying the current versions of the certificate of incorporation, as amended, and by-laws of the Company and (c) certifying as to the signatures and authority of the individuals signing the Transaction Documents and related documents on behalf of the Company, in the form attached hereto as Exhibit D;

(v)                                 a certificate dated as of the Closing Date and signed by its chief executive officer in the form attached hereto as Exhibit E.

(vi)                              a certificate evidencing the incorporation and good standing of the Company issued by the Secretary of State of Delaware, as of a date within three (3) Business Days of the Closing Date; and

(vii)                           a certified copy of the certificate of incorporation, as certified by the Secretary of State of Delaware, as of a date within three (3) Business Days of the Closing Date.

(b)                                 On or prior to the Closing, each Purchaser shall deliver or cause to be delivered to the Company the following (the “Purchaser Deliverables”):

(i)                                     its Subscription Amount by wire transfer to the CS Account (as defined in the Waiver Agreement), in accordance with the Waiver Agreement;

(ii)                                  the Investor Rights Agreement, duly executed by such Purchaser; and

(iii)                               a fully completed and duly executed Accredited Investor Questionnaire, satisfactory to the Company, and Stock Certificate Questionnaire in the forms attached hereto as Exhibits C-1 and C-2, respectively.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1                               Representations and Warranties of the Company.  The Company hereby represents and warrants as of the date of the Existing Agreement and as of the Closing Date to Purchasers as follows:

(a)                                 The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since the date that is two years preceding February 23, 2018 (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports” and the SEC Reports filed with, or furnished to, the Commission and publicly available prior to February 23, 2018 being the “Filed SEC Reports”; provided, that, other than for purposes of this Section 3.1(a) and Section 3.1(b), references to SEC Reports and Filed SEC Reports shall be deemed to exclude any disclosures in any risk factors section, in any section related to forward-looking statements and other disclosures that are predictive or forward-looking in nature) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension, except where the failure to file on a timely basis, individually or in the aggregate, would not have or reasonably be expected to be material to the Company.  As of their respective filing dates, or to the extent corrected by a subsequent restatement prior to February 23, 2018, as of the date of such restatement, the SEC Reports complied as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  As of February 23, 2018, (i) the Company qualifies as a “well known seasoned issuer”, (ii) none of the Company’s subsidiaries is required to file any documents with the Commission, (iii) there are no outstanding or unresolved comments in comment letters from the Commission staff with respect to any of the Filed SEC Reports and (iv) to the Company’s Knowledge, none of the Filed SEC Reports is the subject of ongoing Commission review, outstanding Commission comment or outstanding Commission investigation.

(b)                                 The financial statements of the Company (including all notes and schedules thereto) included or incorporated by reference in the SEC Reports complied as to form, as of their respective dates of filing with the Commission, in all material respects with the published rules and regulations of the Commission with respect thereto, have been prepared in all material respects in accordance with U.S. GAAP (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the Commission or other rules and regulations of the Commission) applied on a consistent basis during the periods involved (except (i) as may be indicated in the notes thereto or (ii) as permitted by Regulation S-X) and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified and such financial statements and related schedules and notes thereto.  Neither the Company nor any of its subsidiaries has any liabilities of any nature (whether accrued, absolute, contingent or otherwise) except liabilities (i) reflected or reserved against in the balance sheet (or the notes thereto) of the Company and its subsidiaries as of September 30, 2017 (the “Balance Sheet Date”) included in the Filed SEC Reports, (ii) incurred after the Balance Sheet Date in the ordinary course of business, (iii) as contemplated by this

Agreement or otherwise incurred in connection with the Acquisition Agreement or the other Transaction Documents, or (iv) as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

(c)                                  The Company and each of its subsidiaries has filed all material United States federal, state, local and non-United States tax returns that were required to be filed through February 23, 2018, which returns are true and correct in all material respects, or has received timely extensions thereof, and has paid all taxes shown on such returns and all assessments received by it to the extent that the same are material and have become due, except for any such taxes currently being contested in good faith.  There are no tax audits or investigations pending, which if adversely determined would have a Material Adverse Effect.  Except as would not have a Material Adverse Effect, as of February 23, 2018, the net operating loss carryovers and capital loss carryovers of the Company and its subsidiaries were not subject to limitation on their use under section 382, 383 or 1502 of the Code, or any provision of any regulation (whether final or temporary) promulgated under such Code provisions.

(d)                                 (i) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Filed SEC Reports any material loss or interference with its business, direct or contingent, including from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Filed SEC Reports; and (ii) since the respective dates as of which information is given in the Filed SEC Reports, there has not been any material, individually or in the aggregate, adverse change, or any development, individually or in the aggregate, involving a prospective adverse change that is material (I) in or affecting the properties, business, management, prospects, operations, earnings or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole or (II) to the ability of the Company to consummate the transactions contemplated by the Transaction Documents or the Acquisition Agreement on a timely basis or on the ability of the Company to comply with its obligations under the Transaction Documents or the Acquisition Agreement (a “Material Adverse Effect”).

(e)                                  The Company and its subsidiaries have good and marketable title to all real property owned by them, if any, and have good title to all other material property owned by them, in each case free and clear of all liens (except those provided by the Senior Credit Facilities Documentation), encumbrances and defects except as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

(f)                                   Except as described in the Filed SEC Reports or would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws or otherwise and are each in compliance with their requirements, (iii) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigation or Proceedings relating to any Environmental Law or otherwise against the Company or any of its subsidiaries and (iv) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or Proceeding by any private party or governmental agency or body, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(g)                                  The Company (i) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and corporate authority to own its properties and conduct its business as described in all material respects in the SEC Reports, and (ii) has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except in the case of clause (ii), where the failure to be so qualified or in good standing would not have a Material Adverse Effect; and each subsidiary of the Company (A) has been duly incorporated or formed, as the case may be, and is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of its jurisdiction of incorporation or formation, as applicable, with the company power and authority to own its properties and conduct its business as described in the SEC Reports, and (B) has been duly qualified as a foreign corporation or limited liability company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except in the case of clause (B), where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

(h)                                 The execution and delivery of this Agreement by the Company and performance by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action including by the Board of Directors.  Each Transaction Document to which it is a party has been (or, in the case of the Transaction Documents to be executed by the Company after February 23, 2018 but at or prior to the Closing, will be at the Closing) duly executed by the Company, and when delivered by the Company in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Company, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.  Except for the Stockholder Approval with respect to the issue of the Acquired Shares, which has been obtained, no vote, consent or approval of the stockholders of the Company is required under applicable law, the Company Organizational Documents or under any contract between the Company and any stockholder of the Company, to authorize or approve this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby.

(i)                                     The authorized capital stock of the Company consists of 80,000,000 shares of Common Stock and 5,000 shares of Preferred Stock, of which no shares will be designated as of the Closing.  At the close of business on February 21, 2018 (the “Capitalization Date”), (i) 44,552,281 shares of Common Stock were issued and outstanding, (ii) 605,501 shares of Common Stock were reserved and available for issuance pursuant to the Company Stock Plans, (iii) 453,882 shares of Common Stock were subject to outstanding Company Stock Options, (iv) 393,763 shares of Common Stock were reserved and available for purchase under the Company’s employee stock purchase plan (the “Employee Stock Purchase Plan”) and (v) no shares of Preferred Stock were issued or outstanding.

(j)                                    Except as described in Section 3.1(i) or disclosed in accordance with Section 3.1(d) as of the Capitalization Date, there were (i) no outstanding shares of capital stock of, or other equity or voting interests in, the Company, (ii) no outstanding securities of the Company convertible into or exchangeable for shares of capital stock of, or other equity or voting interests in, the Company, (iii) no outstanding options, warrants, rights or other commitments or agreements to acquire from the Company, or that obligate the Company to issue, any capital stock of, or other equity or voting interests (or voting debt) in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interests in, the Company other than obligations under the Company Stock Plans in the ordinary course of business, (iv) no obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock of, or other equity or voting interests in, the Company (the items in the preceding clauses (i), (ii), (iii) and (iv) being referred to collectively as “Company Securities”) and (v) no other obligations by the Company or any of its subsidiaries to make any payments based on the price or value of any Company Securities.  Since the Capitalization Date through February 23, 2018, neither the Company nor any of its subsidiaries has (A) issued any Company Securities or incurred any obligation to make any payments based on the price or value of any Company Securities or dividends paid thereon, other than in connection with the vesting, settlement or exercise of the stock option, service based restricted stock awards and performance-based restricted stock awards referred to in Section 3.1(i) that were outstanding as of the Capitalization Date or as expressly contemplated by this Agreement, including the matters referred to in Section 3.1(d) or (B) established a record date for, declared, set aside for payment or paid any dividend on, or made any other distribution in respect of, any shares of the Company’s capital stock.  There are no outstanding agreements of any kind which obligate the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any Company Securities (other than pursuant to the cashless exercise of Company Stock Options), or obligate the Company to grant, extend or enter into any such agreements relating to any Company Securities, including any agreements granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any Company Securities.  Except as described in the Filed SEC Reports, none of the Company or any subsidiary of the Company is a party to any stockholders’ agreement, voting trust agreement, registration rights agreement or other similar agreement or understanding relating to any Company Securities or any other agreement relating to the disposition, voting or dividends with respect to any Company Securities.

(k)                                 All of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and free of preemptive rights and were not issued in violation of any rights of first refusal or other similar rights to subscribe for or purchase securities of the Company; and conform in all material respects to the description of such capital stock contained in the Filed SEC Reports.  All of the issued shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens (except those provided by the Senior Credit Facilities Documentation), encumbrances, equities or claims and there are no options, warrants or rights to acquire shares of capital stock of any subsidiary of the Company.  With respect to stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company (together with the Employee Stock Purchase Plan, the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the Board of Directors and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans and (iv) each such grant was properly accounted for in accordance with U.S. GAAP.

(l)                                     The Acquired Shares to be issued and sold by the Company to Purchasers hereunder have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and, assuming the accuracy of Purchasers’ representations in Section 3.2, issued in compliance with all applicable federal and state securities laws; and the issuance of the Acquired Shares is not and will not be in violation of any purchase option, call option, preemptive right, resale right, subscription right, right of first refusal or similar right, and will be free and clear of all liens and encumbrances, except restrictions imposed by the Securities Act and any applicable state securities laws.  Nothing in this subsection shall be construed to mean that the Acquired Shares are not subject to the restrictions set forth in the Investor Rights Agreement.

(m)                             The execution, delivery and performance by the Company of this Agreement, the Transaction Documents, the Acquisition Agreement and the Senior Credit Facility Documentation and the consummation of the transactions contemplated hereby and thereby, including the issue and sale of the Acquired Shares and the compliance by the Company with its obligations hereunder and thereunder, do not and will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) violate any of the provisions of the Certificate of Incorporation or Bylaws of the Company, or the organizational documents of any subsidiary, or (C) violate any law, rule, regulation, order, judgment or decree (including federal and state securities laws) of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (D) require any consent, approval, authorization, order, registration or qualification of or with any court, governmental agency or body, securities exchange or third party, except for (w) the Stockholder Approval with respect to the issue of the Acquired Shares, which has been obtained, (x) approvals of the state public utility commissions or similar Governmental Entities set forth on Schedule 3.1(m) and such filings as may be required under the HSR Act, (y) such consents, approvals, authorizations, orders, registrations or qualifications that have been obtained or made and are in full force and effect, and (z) with respect to any third party consent, the failure of which to obtain, individually or in the aggregate, would not be reasonably expected to material to the Company and its subsidiaries, taken as a whole, or adversely impact the ability to consummate the transactions contemplated hereby and by the Transaction Documents (including the issuance and sale of the Acquired Shares).

(n)                                 Neither the Company nor any of its subsidiaries is (A) in violation of its Certificate of Incorporation, Bylaws or other organizational documents or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of clause (B), to the extent that such default, individually or in the aggregate, would not be material to the Company and its subsidiaries, taken as a whole, or adversely impact the ability to consummate the offering contemplated hereby.

(o)                                 Other than as set forth in the Filed SEC Reports, there are no legal or governmental Proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject, which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect;  and, to the Company’s Knowledge, no such Proceedings are threatened by governmental authorities or threatened in writing by others.

(p)                                 The Company is not and, after giving effect to the offering and sale of the Acquired Shares and the application of the proceeds thereof, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(q)                                 CohnReznick LLP, who have audited certain financial statements of the Company and its subsidiaries, is a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act) and is “independent” with respect to the Company within the meaning of Regulation SX and the Public Company Accounting Oversight Board (United States) and to the Company’s Knowledge, is in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the Commission and the Public Company Accounting Oversight Board thereunder.  All non-audit services performed by the Company’s auditors for the Company that were required to be approved in accordance with Section 202 of the Sarbanes-Oxley Act were so approved.

(r)                                    The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting.

(s)                                   The Board of Directors meets the independence requirements of, and has established an audit committee that meets the independence requirements of, the rules and regulations of the Commission and the Principal Trading Market.

(t)                                    The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act and such disclosure controls and procedures are effective.

(u)                                 The Company and its subsidiaries own or possess, or can reasonably promptly acquire on commercially reasonable terms, adequate rights to use all material patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names and other intellectual property rights, moral rights and other rights necessary for the conduct of the business now operated by them, except as would not reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has received (or reasonably expects to receive) any notice of infringement of or conflict with rights of others with respect to any of the foregoing or otherwise which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(v)                                 The Company and each of its subsidiaries have complied, and are currently in compliance, in all material respects with all obligations, laws and regulations regarding the collection, use, transfer, storage, protection, disposal or disclosure of personally identifiable information or any other information collected from or provided by third parties.  The Company and its subsidiaries have taken commercially reasonable steps to protect the information technology systems and data used in connection with the operation of the Company or its subsidiaries.  The Company and its subsidiaries have used reasonable efforts to establish, and have established, commercially reasonable disaster recovery and security plans, procedures and facilities for the business, including, without limitation, for the information technology systems and data held or used by or for the Company or any of its subsidiaries.  There has been no security breach or attack or other compromise of or relating to any such information technology system or data which would reasonably be expected to be material to the Company and its subsidiaries, taken as a whole.

(w)                               The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are, in the Company’s reasonable judgment, prudent and adequate for the businesses in which they are engaged.

(x)                                 Neither the Company nor any of its subsidiaries maintains or contributes to, or otherwise has any current or contingent liability with respect to, an employee benefit plan that is subject to Title IV of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 412 of the Internal Revenue Code; the Company and its subsidiaries are in compliance in all material respects with the provisions of ERISA and the Internal Revenue Code applicable to employee benefit plans maintained or contributed to by the Company and its subsidiaries; no non-exempt prohibited transaction has occurred, within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code, for which the Company or any of its subsidiaries would have any material liability.

(y)                                 The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with ERISA, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Employee Benefit Laws”) and no action, suit or Proceeding by or before any court or governmental agency, authority or body or any arbitrator to which the Company or any of its subsidiaries is a party with respect to the Employee Benefit Laws is pending or, to the Company’s Knowledge, threatened, which would reasonably be expected to have a Material Adverse Effect.

(z)                                  The holders of outstanding shares of Common Stock are not entitled to preemptive or other rights to subscribe for the Acquired Shares; none of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company; except as disclosed in the Filed SEC Reports there are no Persons with registration or other similar rights to have securities of the Company registered under the Securities Act or the rules and regulations of the Commission thereunder; there are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries except as disclosed in Section 3.1(i); and the description of the Company Stock Plans, and the options or other rights granted thereunder, included in the SEC Reports fairly presents the information required to be shown with respect to such plans, options and rights.

(aa)                          None of the Company, its subsidiaries or, to the Company’s Knowledge, any of their respective Affiliates does business with any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign, any subdivision thereof, or with any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization or other entity located in any country that is the subject of the economic sanctions or programs of the United States as administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to its subsidiaries or any joint venture partner or other Person, in a manner that violates any U.S. sanctions administered by OFAC.

(bb)                          The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the

Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the applicable rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s Knowledge, threatened.

(cc)                            Neither the Company nor any of its subsidiaries nor, to the Company’s Knowledge, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its subsidiaries and its Affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(dd)                          Assuming the accuracy of Purchasers’ representations and warranties set forth in Section 3.1(ee) and the accuracy of the information disclosed in the Accredited Investor Questionnaires provided by Purchasers, no registration under the Securities Act is required for the offer and sale of the Acquired Shares by the Company to Purchasers under the Transaction Documents.  The issuance and sale of the Acquired Shares hereunder does not contravene the rules and regulations of the Trading Market.

(ee)                            The issued and outstanding Common Stock of the Company is registered pursuant to Section 12(b) of the Exchange Act and is listed on the Principal Trading Market, and the Company has taken no action designed to terminate, or likely to have the effect of terminating, the registration of the Common Stock under the Exchange Act or to delist, or likely to have the effect of delisting, such Common Stock from the Principal Trading Market, nor has the Company received any notification that the Commission or the Principal Trading Market is contemplating terminating or suspending such registration or listing.  The Company is in compliance with all applicable listing requirements of the Principal Trading Market.

(ff)                              None of the Company, its subsidiaries nor, to the Company’s Knowledge, any of its Affiliates or any Person acting on its behalf has, directly or indirectly, at any time within the six (6) months prior to the date of the Existing Agreement or the Closing Date, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would (i) impair the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Acquired Shares as contemplated hereby or (ii) cause the offering of the Acquired Shares pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market on which any of the securities of the Company are listed or designated; it being acknowledged that this offering will be integrated with certain sales of Common Stock occurring simultaneously on the Closing Date.

(gg)                            Neither the Company nor, to the Company’s Knowledge, any Person acting on behalf of the Company has offered or sold any of the Acquired Shares by any form of general solicitation or general advertising.

(hh)                          The Company is not party to a stockholder rights agreement, “poison pill” or similar antitakeover agreement or plan and no anti-takeover statutes currently in effect in any jurisdiction in which the Company operates are applicable to the transactions contemplated hereby (including the issuance of the Acquired Shares).

(ii)                                  The proceeds from the sale of the Acquired Shares together with the indebtedness described in the Company’s debt commitments provided to Purchaser on or before the date of the Existing Agreement will, in the aggregate, be sufficient to fund the acquisition contemplated by the Acquisition Agreement and to pay the expenses required to be paid by the Company related to such acquisition and the transactions related thereto.

3.2                               Representations and Warranties of Purchasers.  Each Purchaser hereby represents and warrants as of the date of the Existing Agreement and as of the Closing Date to the Company as follows:

(a)                                 Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement by such Purchaser and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or, if such Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Purchaser.  Each Transaction Document to which it is a party has been (or, in the case of the Investor Rights Agreement, will be at the Closing) duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b)                                 The execution, delivery and performance by such Purchaser of this Agreement and the Investor Rights Agreement and the consummation by such Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to perform its obligations hereunder.

(c)                                  Such Purchaser understands that the Acquired Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Acquired Shares as principal for its own account and not with a view to, or for distributing or reselling such Acquired Shares or any part thereof in violation of the Securities Act or any applicable state securities laws, provided, however, that by making the representations herein, such Purchaser does not agree to hold any of the Acquired Shares for any minimum period of time and reserves the right, subject to the provisions of this Agreement and the Investor Rights Agreement, at all times to sell or otherwise dispose of all or any part of such Acquired Shares pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws.  Such Purchaser is acquiring the Acquired Shares hereunder in the ordinary course of its business.  Such Purchaser does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Acquired Shares (or any securities which are derivatives thereof) to or through any Person; such Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker-dealer.

(d)                                 At the time such Purchaser was offered the Acquired Shares, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(e)                                  Such Purchaser is not purchasing the Acquired Shares as a result of any advertisement, article, notice or other communication regarding the Acquired Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

(f)                                   Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Acquired Shares, and has so evaluated the merits and risks of such investment.  Such Purchaser is able to bear the economic risk of an investment in the Acquired Shares and, at the current time, is able to afford a complete loss of such investment.

(g)                                  Such Purchaser acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Acquired Shares and the merits and risks of investing in the Acquired Shares; (ii) access to information about the Company and the subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense.  Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of the Company’s representations and warranties contained in the Transaction Documents.

(h)                                 Other than with respect to the transactions contemplated herein, since the time that such Purchaser was first contacted by the Company or any other Person regarding the transactions contemplated hereby, neither the Purchaser nor any Trading Affiliate of such Purchaser has directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser or Trading Affiliate, effected or agreed to effect any purchases or sales of the securities of the Company (including, without limitation, any Short Sales involving the Company’s securities).

(i)                                     No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or any Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Purchaser.

(j)                                    Such Purchaser has independently evaluated the merits of its decision to purchase the Acquired Shares pursuant to the Transaction Documents.  Such Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to such Purchaser in connection with the purchase of the Acquired Shares constitutes legal, tax or investment advice.  Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Acquired Shares.

(k)                                 Such Purchaser understands that the Acquired Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Acquired Shares.

(l)                                     Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Acquired Shares or the fairness or suitability of the investment in the Acquired Shares nor have such authorities passed upon or endorsed the merits of the offering of the Acquired Shares.

(m)                             None of the Purchasers or their Trading Affiliates beneficially own any Common Stock or Equity Interests of the Company (other than pursuant to the Transaction Documents).

(n)                                 Such Purchaser’s offices in which its investment decision with respect to the Acquired Shares was made are located at the address set forth for notices to be delivered to such Purchaser in Section 6.3.

The Company and each Purchaser acknowledge and agree that no party to this Agreement has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Article III and the Transaction Documents.

ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES

4.1                               Transfer Restrictions.

(a)                                 Legends.  Certificates evidencing the Acquired Shares or book entry accounts for the Acquired Shares shall bear or be noted with any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form, until such time as they are not required under Section 4.1(b):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

(b)                                 Removal of Legends.  The legend set forth in Section 4.1(a) above shall be removed and the Company shall issue a certificate without such legend or any other legend to the holder of the applicable Acquired Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable account at the Depository Trust Company (“DTC”) designated by such holder, if (i) such Acquired Shares are registered for resale under the Securities Act, (ii) such Acquired Shares are sold or transferred pursuant to Rule 144 (if the transferor is not an Affiliate of the Company), or (iii) such Acquired Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Acquired Shares and without volume or manner-of-sale restrictions.  Certificates for Acquired Shares subject to legend removal hereunder may be transmitted by the Transfer Agent to Purchasers by crediting the account of the applicable Purchaser’s prime broker with DTC as directed by such Purchaser.

4.2                               Integration.  The Company shall not, and shall use its reasonable best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Acquired Shares in a manner that would require the registration under the Securities Act of the sale of the Acquired Shares to Purchasers, or that will be integrated with the offer or sale of the Acquired Shares for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval (other than the Stockholder Approval, which has been obtained) prior to the closing of such other transaction or the transactions contemplated hereby.

4.3                               Use of Proceeds.  The Company shall use the net proceeds from the sale of the Acquired Shares hereunder to fund the acquisition of Interoute Communications Holdings S.A. as contemplated by the Acquisition Agreement, and to pay related transaction expenses.

4.4                               Form D; Blue Sky.  The Company agrees to timely file a Form D with respect to the Acquired Shares as required under Regulation D and to provide a copy thereof, promptly upon the written request of Purchaser.  The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Acquired Shares for sale to Purchasers under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification) and shall provide evidence of such actions promptly upon the written request of any Purchaser.

4.5                               Short Sales.  If, during the period commencing on the date hereof ending on the first to occur of (a) the Closing or (b) termination of this Agreement in accordance with its terms pursuant to Section 6.15, the Company notifies Purchasers that it intends to conduct a public offering of Common Stock, then Purchasers shall not, and shall cause its Trading Affiliates not to, engage, in any sales or Short Sales involving the Company’s securities during the period commencing with receipt of such notice and ending on the first to occur of (i) the closing or the abandonment of such public offering or (ii) (A) the Closing (in which case, any such restrictions will be governed solely by the Investor Rights Agreement) or (B) termination of this Agreement in accordance with its terms pursuant to Section 6.15; provided, however, the foregoing shall not apply to a bona fide pledge or the enforcement thereof or a sale or transfer of shares pursuant thereto.  Each Purchaser understands and acknowledges, severally and not jointly with any other purchaser of Common Stock, that the staff of the Commission has taken the position that covering a short position established prior to effectiveness of a resale registration statement with shares included in such registration statement would be a violation of Section 5 of the Securities Act, and is aware of Item 65, Section 5 under Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance.

4.6                               Funding Notice.  The Company has delivered a written notice of funding to Purchasers.

4.7                               Efforts to Consummate.

(a)                                 Subject to the terms and conditions herein provided, each of the Purchasers and the Company shall use reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement (including the satisfaction, but not waiver, of the closing conditions set forth in Article V).

(b)                                 Each Purchaser and the Company shall use reasonable best efforts to obtain consents of all Governmental Entities necessary to consummate the transactions contemplated by this Agreement (collectively, the “Governmental Approvals”).  Each Purchaser and the Company, if applicable, has made an appropriate filing pursuant to the HSR Act with respect to the transactions contemplated by this Agreement.  In addition, the Company has or will make appropriate filings under applicable law with each state public utility commission or similar agency with respect to which a notice filing or approval filing is required in connection with the transactions contemplated by this Agreement as promptly as practicable and each Purchaser shall provide such assistance in connection therewith as the Company may reasonably request.  Each Purchaser and the Company shall promptly inform the other parties hereto of any communication between such Purchaser or the Company, as applicable, and any Governmental Entity regarding any of the transactions contemplated by this Agreement.  Without limiting the foregoing, each Purchaser, the Company and their respective Affiliates shall not enter into any agreement with any Governmental Entity not to consummate the transactions contemplated hereby, except with the prior written consent of the other party hereto.

(c)                                  Purchasers and the Company will have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, all the information relating to such other party, and any of their respective Affiliates, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement.  In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as reasonably practicable.  Each party hereto agrees to keep the other party apprised of the status of matters referred to in this Section 4.7.

(d)                                 In the event any claim, action, suit, investigation or other Proceeding by any Governmental Entity or other Person is commenced which questions the validity or legality of the transactions contemplated hereby or seeks damages in connection therewith, each Purchaser and the Company agree to cooperate and use reasonable best efforts to defend against such claim, action, suit, investigation or other Proceeding and, if an injunction or other order is issued in any such action, suit or other Proceeding, to use commercially reasonable efforts to have such injunction or other order lifted, and to cooperate reasonably regarding any other impediment to the consummation of the transactions contemplated hereby.

(e)                                  Purchasers and the Company shall not, and shall cause their controlled Affiliates (which, for purposes of this Section 4.7(e), shall exclude any portfolio company of any Purchaser) not to, acquire or agree to acquire, by merging with or into or consolidating with, or by purchasing a portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets or equity interests, if the entering into of a definitive agreement relating to, or the consummation of, such acquisition, merger or consolidation would reasonably be expected to: (i) impose any delay in the obtaining of, or increase (in any non-de minimis respect) the risk of not obtaining, any consents of any Governmental Entity necessary to consummate the transactions contemplated by this Agreement or the expiration or termination of any applicable waiting period; (ii) increase (in any non-de minimis respect) the risk of any Governmental Entity seeking or entering an order prohibiting the consummation of the transactions contemplated by this Agreement; (iii) increase the risk (in any non-de minimis respect) of not being able to remove any such order on appeal or otherwise; or (iv) delay or prevent the consummation of the transactions contemplated by this Agreement.

4.8                               Interim Operating Covenants of the Company.  Except as expressly contemplated by this Agreement, from and after the date of the Existing Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, the Company shall, and cause each of its subsidiaries to, except as consented to in writing by the Primary Investor:

(a)                                 not take any action that if taken after the Closing Date, would require the approval of a majority of the shares of the outstanding Preferred Stock pursuant to the terms of the Certificate of Designations, assuming for such purposes that the Existing Agreement and the Certificate of Designations was each in full force and effect and the “Original Issue Date” (as defined in the Certificate of Designations) was February 23, 2018;

(b)                                 not take any action that, if taken after the Closing Date, would (i) give rise to any “Change of Control” or other “Fundamental Corporate Transaction” or any adjustment to the “Conversion Rate” under the Certificate of Designations (with such terms having the definitions ascribed thereto in the Certificate of Designations for the purpose of this clause (i)), other than the sale of Equity Securities not in violation of Section 4.8(a), assuming the Existing Agreement and the Certificate of Designations was each in full force and effect and the “Original Issuance Date” (as defined in the Certificate of Designations) was February 23, 2018, or (ii) give rise to any rights of Purchaser to participating dividends under the Certificate of Designations assuming it and the Existing Agreement was each in full force and effect;

(c)                                  notify the Primary Investor promptly upon any termination of, or material breach (or alleged material breach) of the Acquisition Agreement by the Company or any of its Affiliates or, to the Company’s Knowledge, any other party thereto;

(d)                                 not modify, amend or waive any term of the Acquisition Agreement in any manner materially adverse to Purchaser; it being agreed and understood that (i) any reduction in aggregate purchase price from the original aggregate purchase price set forth in the Acquisition Agreement shall not be materially adverse to the interests of Purchaser and (ii) any increase in purchase price shall not be materially adverse to Purchaser so long as such increase is funded with the proceeds of Junior Securities as such term is defined in the Certificate of Designations, or with such proceeds and additional indebtedness that does not increase the Company’s debt to equity leverage ratio from that contemplated by the debt commitments provided to the Company as of the date of this Agreement; and

not enter into any agreement with respect to its securities which would be inconsistent with or violate the rights granted to the holders of Registrable Securities pursuant to the Investor Rights Agreement (assuming it was in full force and effect as of the date of the Existing Agreement).

4.9                               Notification of Certain Matters.  Notwithstanding anything else herein to the contrary, the Company and Purchasers shall give prompt written notice to the other of (a) any notice or other communication from any Person alleging that any consent, waiver or approval from, or notification requirement to, such Person is or may be required in connection with the transactions contemplated by the Transaction Documents, (b) all effects, changes, events and occurrences arising subsequent to the date of the Existing Agreement which could reasonably be expected to result in any breach of a representation or warranty or covenant of the Company in this Agreement that would, if occurring or continuing on the Closing Date, cause any of the conditions set forth in Article V not to be satisfied, (c) any effect, change, event or occurrence that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect and (d) any litigation relating to the transactions contemplated by the Transaction Documents (the “Transaction Litigation”) and any updates to the status thereof.  The Company and its subsidiaries shall give the Primary Investor an opportunity to discuss with the Company and its representatives any Transaction Litigation (subject to the entry into any joint defense or similar agreement and otherwise subject to the protection of any attorney-client or other similar doctrine or privilege) and the Company and its representatives shall consider the Primary Investor’s recommendations with respect thereto in good faith.  For the avoidance of doubt, no updated information provided in accordance with this Section 4.9 shall be deemed to cure any breach of any representation, warranty or covenant made in this Agreement or affect any rights under this Agreement or the other Transaction Documents.

4.10                        NYSE Listing.  The Company has prepared and submitted to the New York Stock Exchange a draft listing application for the Acquired Shares, in order to obtain the written approval from the New York Stock Exchange for the listing of such shares.  The Company shall use its reasonable best efforts to cause the Acquired Shares to be approved for listing on the New York Stock Exchange, subject to official notice of issuance, prior to the Closing.

4.11                        Publicity.  The Company shall not publicly disclose the name of any Purchaser or an Affiliate of any Purchaser, or include the name of any Purchaser or an Affiliate of any Purchaser in any press release or filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (i) as required by federal securities law in connection with (A) any registration statement contemplated by the Investor Rights Agreement and (B) the filing of final Transaction Documents (including signature pages thereto) with the Commission and (ii) to the extent such disclosure is required by law, request of the Commission or Trading Market regulations, in which case the Company shall provide Purchasers with a reasonable opportunity to comment on such disclosure in advance.

4.12                        Certain Tax Matters.

(a)                                 The Company shall pay any and all documentary, stamp and similar issue or transfer tax due upon the issuance of the Acquired Shares to Purchasers, and the Company will, at its own expense, file all necessary tax returns and other documentation with respect to all such taxes and fees.

(b)                                 As and when reasonably requested by any Purchaser, the Company agrees to provide prompt assistance in connection with determinations by such Purchaser of whether specified shares of Common Stock that such Purchaser holds or has held constitute a “United States real property interest” under Section 897 of the Code.

ARTICLE V
CONDITIONS PRECEDENT TO CLOSING

5.1                               Conditions Precedent to the Obligations of Purchasers to Purchase Acquired Shares.  The obligation of Purchasers to acquire Acquired Shares by payment of the Subscription Amount at the Closing is subject solely to the satisfaction or waiver of the following conditions precedent, any or all of which may be waived by Purchasers:

(a)                                 No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(b)                                 Consummation of Acquisition.  The Acquisition Agreement shall be in full force and effect.  The closing under the Acquisition Agreement shall have been, or substantially concurrently with the initial funding of the Subscription Amount shall be, consummated in accordance with the Acquisition Agreement, and all conditions to the consummation of the transactions contemplated by the Acquisition Agreement shall have been satisfied or waived (other than those conditions that, by their terms, cannot be satisfied until the closing under the Acquisition Agreement but which are capable of being satisfied at such closing) without giving effect to any amendment, modification, or waiver of any material terms or conditions of the Acquisition Agreement not previously approved in writing by the Primary Investor.

(c)                                  Company Deliverables.  The Company shall have delivered, or concurrently with the Closing is delivering, the Company Deliverables in accordance with Section 2.2(a).

For the avoidance of doubt, the failure of any representation and warranty of the Company to be true and correct, whether upon signing this Agreement or upon the Closing, shall not be a condition to the obligation of Purchasers to consummate the Closing, expect for, and to the extent specifically set forth in, the officer’s certificate attached hereto as Exhibit E.

5.2                               Conditions Precedent to the Obligations of the Company to sell Acquired Shares.  The obligation of the Company to sell and issue the Acquired Shares at the Closing to Purchasers is subject solely to the satisfaction or waiver of the following conditions, any or all of which may be waived by the Company:

(a)                                 No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(b)                                 Consummation of Acquisition.  The Acquisition Agreement shall be in full force and effect.  The closing under the Acquisition Agreement shall have been, or substantially concurrently with the initial funding of the Subscription Amount shall be, consummated.

(c)                                  Purchaser Deliverables.  Such Purchaser shall have delivered, or concurrently with the Closing is delivering, its Purchaser Deliverables in accordance with Section 2.2(b).

ARTICLE VI
MISCELLANEOUS

6.1                               Fees and Expenses.  Other than as set forth in Section 4.7 or Section 6.14, any fees and expenses incurred by the parties in connection with the Transaction Documents shall be borne by the party that incurred such fees and expenses; provided, that the Company shall (a) upon the Closing (or, to the extent any such costs and expenses are incurred after the Closing, promptly following notice from a Purchaser requesting reimbursement thereof) reimburse Purchasers for their reasonable out-of-pocket costs and expenses incurred in connection with the evaluation (including due diligence), negotiation and consummation of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby (including the transactions contemplated by the Acquisition Agreement), including fees and expenses of legal and accounting advisors in connection with any of the foregoing and (b) reimburse Purchasers for all filing fees under the HSR Act and other applicable laws.

6.2                               Entire Agreement.  The Transaction Documents (including, from and after the Closing, the Investor Rights Agreement), together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.  At or after the Closing, and without further consideration, the Company and Purchasers will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

6.3                               Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via email (provided the sender does not receive a machine-generated rejection of transmission) at the email address specified in this Section

6.3 prior to 5:00 P.M., New York City time, on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section 6.3 on a day that is not a Trading Day or later than 5:00 P.M., New York City time, on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with next day delivery specified, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as follows:

If to the Company:	GTT Communications, Inc.
8484 Westpark Drive, Suite 720
McLean, VA 22102
Attention: Chris McKee, General Counsel
E-mail: Chris.McKee@gtt.net

With a copy to:	Goodwin Procter LLP
100 Northern Avenue
Boston, MA 02210
Attention: Jay Schifferli, Esq., and Jocelyn Arel, Esq.
E-mail: JSchifferli@goodwinlaw.com and JArel@goodwinlaw.com

If to a Purchaser:	Acacia Partners, L.P.
c/o Ruane, Cunniff & Goldfarb Inc.
9 West 57th Street, Suite 5000
New York, New York. 10019-2701
Attention: Gregory Alexander and Michael Sloyer
Email: michaels@ruanecunniff.com

With a copy to:	Schulte Roth & Zabel LLP
919 Third Avenue
New York, NY 10022
Attention: Stuart D. Freedman, Esq.
Email: stuart.freedman@srz.com

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.4                               Amendments; Waivers.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Primary Investor or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.  Any waiver granted by the Primary Investor shall be deemed to constitute a waiver by all of the Purchasers.

6.5                               Construction; Interpretation.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.  This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.  Unless otherwise indicated to the contrary herein by the context or use thereof: (i) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole, including the Schedules and exhibits, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement; (ii) masculine gender shall also include the feminine and neutral genders, and vice versa; (iii) words importing the singular shall also include the plural, and vice versa; (iv) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”; (v) financial terms shall have the meanings given to such terms under GAAP unless otherwise specified herein; (vi) references to “$” or “dollar” or “US$” shall be references to United States dollars; (vii) where the context permits, the use of the term “or” will be non-exclusive and equivalent to the use of the term “and/or”; (viii) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; and  (ix) if any action under this Agreement is required to be done or taken on a day that is not a Business Day or on which a government office is not open with respect to which a filing must be made, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter.

6.6                               Successors and Assigns.  The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns.  This Agreement, or any rights or obligations hereunder, may not be assigned by the Company without the prior written consent of each Purchaser.  Any Purchaser may assign its rights hereunder in whole or in part to any Person to whom such Purchaser assigns or transfers any Securities in compliance with the Transaction Documents and applicable law, provided such transferee shall agree in writing to be bound, with respect to the transferred Securities, by the terms and conditions of this Agreement that apply to “Purchasers”.

6.7                               No Third-Party Beneficiaries.  Except as set forth in Section 6.13 and Section 6.14, this Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of and shall not confer any rights or remedies on, nor may any provision hereof be enforced by, any other Person.

6.8                               Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof.  Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the Delaware Courts.  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Delaware Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such Delaware Court, or that such Proceeding has been commenced in an improper or inconvenient forum.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.9                               Survival.  Subject to applicable statute of limitations, the representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Acquired Shares.

6.10                        Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.11                        Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.12                        Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each Purchaser and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

6.13                        Limitation of Liability; No Recourse.

(a)                                 Notwithstanding anything that may be expressed or implied in this Agreement, the liability of each Purchaser hereunder shall be several, not joint and several with any other purchaser of Common Stock, and under no circumstance shall any Purchaser be liable for any amounts hereunder or pursuant to claims related to any breach or alleged breach of this Agreement in excess of its respective Subscription Amount.

(b)                                 Notwithstanding anything that may be expressed or implied in this Agreement, and notwithstanding the fact that one or more Purchasers may be a corporation, partnership, limited liability company or trust, the Company and each Purchaser covenant, agree and acknowledge that no recourse under this Agreement, any Transaction Document or any other documents or instruments delivered in connection with this Agreement shall be had against any current or future Affiliate, director, officer, employee, general or limited partner, stockholder, manager, member, trustee or control persons (as such term is used in the Securities Act, as amended, and the rules and regulations thereunder) of any Purchaser or any director, officer, employee, general or limited partner, stockholder, manager, member, trustee or control persons (as such term is used in the Securities Act, as amended, and the rules and regulations thereunder), Affiliate or assignee thereof (collectively, “Purchaser Related Parties”), whether by the enforcement of any assessment or by any legal or equitable Proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any Purchaser or any current or future director, officer, employee, general or limited partner, stockholder, manager, member or trustee of any Purchaser or of any Affiliate or assignee thereof, as such for any obligation of any Purchaser under this Agreement, any Transaction Document or any other documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

6.14                        Indemnification.  The Company will indemnify each Purchaser and each Purchaser Related Party to the full extent lawful against any and all claims by any Person (including any stockholders of the Company), losses, fines and expenses as incurred (including all reasonable fees and disbursements of any such indemnitee’s counsel and other out-of-pocket expenses incurred in connection with the investigation of and preparation for any such pending or threatened claims and any litigation or other Proceedings arising therefrom) arising in connection with this Agreement, the Acquisition Agreement, any of the other Transaction Documents or any transactions contemplated hereby or thereby (including the application for, receipt of or failure to receive approvals of state public utility commissions or similar Governmental Entities required by the consummation of the transactions contemplated by this Agreement, including the issuance of the Acquired Shares (except to the extent that such claim, loss, fine or expense results from the failure to obtain approval by any state public utility commission that is required because any Purchaser elects to purchase additional Common Stock after the date hereof (excluding the purchase of the Acquired Shares under this Agreement) and such purchase results in the need for an approval that would not otherwise be required)), or in connection with any action or failure to take any action in connection therewith or any such indemnitee being a controlling person of a Purchaser Related Party or any of its subsidiaries; provided, however, there shall be excluded from such indemnification (a) any such claim, loss or expense to the extent that it is based upon any action or failure to act by such indemnitee that is found in a final judicial determination to constitute gross negligence or intentional misconduct on such indemnitee’s part and (b) any such claim, or loss or expense to the extent that it is based on such claim, brought by the Company against a Purchaser (but not on behalf of the Company by any of its stockholders) for a breach of this Agreement by such Purchaser.  The Company will advance costs and expenses, including attorney’s fees, incurred by any such indemnitee in defending any such claim in advance of the final disposition of such claim upon receipt of an undertaking by or on behalf of such indemnitee to repay amounts so advanced if it shall ultimately be determined that such indemnitee is not entitled to be indemnified by the Company pursuant to this Agreement.

6.15                        Termination.  This Agreement may be terminated and transactions contemplated hereby abandoned at any time prior to the Closing: (a) by mutual written consent of the Company and the Primary Investor, (b) by the Company or the Primary Investor if the transactions contemplated by the Acquisition Agreement have not been consummated by the earlier of (i) the date which is six (6) months plus 5 Business Days after February 23, 2018, or (ii) the date which is (A) the “Longstop Date” (as defined in the Acquisition Agreement and after giving effect to any extensions of time provided therein), plus (B) five (5) Business Days (as defined in the Acquisition Agreement), plus (C) five (5) Business Days, (c) by the Company or the Primary Investor if the Acquisition Agreement has been terminated in accordance with its terms, or (d) by the Primary Investor if the Company or any of its Affiliates institutes, directly or indirectly, any action, litigation or other Proceeding against (i) any Purchaser Related Parties in connection with the transactions described in this Agreement or the Transaction Documents or (ii) any Purchaser in connection with the transactions described in this Agreement, other than in the case of clause (ii), an action, litigation or other Proceeding seeking to enforce this Agreement in accordance with its terms.  Nothing in this Section 6.15 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents, and Sections 6.13 and 6.14 shall survive the termination of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

GTT COMMUNICATIONS, INC.

By:
Name:
Title:

ACACIA PARTNERS, L.P.

By: Conifer Capital Management, L.L.C., as General Partner

By:
Name: Gregory Alexander
Title: Managing Member

ACACIA II PARTNERS, L.P.

By: Conifer Capital Management, L.L.C., as General Partner

By:
Name: Gregory Alexander
Title: Managing Member

ACACIA INSTITUTIONAL PARTNERS, L.P.

By: Conifer Capital Management, L.L.C., as General Partner

By:
Name: Gregory Alexander
Title: Managing Member

ACACIA CONSERVATION FUND, L.P.

By: Conifer Capital Management, L.L.C., as General Partner

By:
Name: Gregory Alexander
Title: Managing Member

ACACIA CONSERVATION MASTER FUND (OFFSHORE), L.P.

By:
Name: Gregory Alexander
Title: Director

EXHIBITS

A:                                 Form of Investor Rights Agreement

B:                                   Wire Instructions

C-1:                      Accredited Investor Questionnaire

C-2:                        Stock Certificate Questionnaire

D:                                   Form of Secretary’s Certificate

E:                                    Form of Officer’s Certificate

EXHIBIT A

FORM OF INVESTOR RIGHTS AGREEMENT

A-1

EXHIBIT B

WIRE INSTRUCTIONS

B-1

EXHIBIT C-1

ACCREDITED INVESTOR QUESTIONNAIRE

(ALL INFORMATION WILL BE TREATED CONFIDENTIALLY)

To:                             GTT Communications, Inc.

This Investor Questionnaire (“Questionnaire”) must be completed by each potential investor in connection with the offer and sale of securities (collectively, the “Securities”), of GTT Communications, Inc., a Delaware corporation (the “Corporation”).  The Securities are being offered and sold by the Corporation without registration under the Securities Act of 1933, as amended (the “Securities Act”), and the securities laws of certain states, in reliance on the exemptions contained in Section 4(2) of the Securities Act and on Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.  The Corporation must determine that a potential investor meets certain suitability requirements before offering or selling Securities to such investor.  The purpose of this Questionnaire is to assure the Corporation that each investor will meet the applicable suitability requirements.  The information supplied by you will be used in determining whether you meet such criteria, and reliance upon the private offering exemptions from registration is based in part on the information herein supplied.

This Questionnaire does not constitute an offer to sell or a solicitation of an offer to buy any security.  Your answers will be kept strictly confidential.  However, by signing this Questionnaire, you will be authorizing the Corporation to provide a completed copy of this Questionnaire to such parties as the Corporation deems appropriate in order to ensure that the offer and sale of the Securities will not result in a violation of the Securities Act or the securities laws of any state and that you otherwise satisfy the suitability standards applicable to purchasers of the Securities.  All potential investors must answer all applicable questions and complete, date and sign this Questionnaire.  Please print or type your responses and attach additional sheets of paper if necessary to complete your answers to any item.

PART A.                                                BACKGROUND INFORMATION

Name of Beneficial Owner of the Securities:

Business Address:

(Number and Street)

(City)	(State)	(Zip Code)

Telephone Number: (                         )

If a corporation, partnership, limited liability company, trust or other entity:

Type of entity:

State of formation:                                                            Approximate Date of formation:

Were you formed for the purpose of investing in the securities being offered?

Yes ☐          No ☐

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If an individual:

Residence Address:

(Number and Street)

(City)	(State)	(Zip Code)

Telephone Number: (                         )

Age:                                                                   Citizenship:                                                                                          Where registered to vote:

Set forth in the space provided below the state(s), if any, in the United States in which you maintained your residence during the past two years and the dates during which you resided in each state:

Are you a director or executive officer of the Corporation?

Yes ☐         No ☐

Social Security or Taxpayer Identification No.

PART B.                                                ACCREDITED INVESTOR QUESTIONNAIRE

In order for the Company to offer and sell the Securities in conformance with state and federal securities laws, the following information must be obtained regarding your investor status.  Please initial each category applicable to you as a purchaser of Securities of the Company.

☐    (1)                     A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

☐    (2)                     A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934;

☐    (3)                     An insurance company as defined in Section 2(13) of the Securities Act;

☐    (4)                     An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;

☐    (5)                     A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

☐    (6)                     A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐    (7)                     An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

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☐    (8)                     A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

☐    (9)                     An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5,000,000;

☐    (10)              A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Company;

☐    (11)              A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000;

☐    (12)              A natural person who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with that person’s spouse in excess of $300,000, in each of those years, and has a reasonable expectation of reaching the same income level in the current year;

☐    (13)              An executive officer or director of the Company;

☐    (14)              An entity in which all of the equity owners qualify under any of the above subparagraphs.  If the undersigned belongs to this investor category only, list the equity owners of the undersigned, and the investor category which each such equity owner satisfies.

A.                                    FOR EXECUTION BY AN INDIVIDUAL:

Date:	By:

Print Name:

B.                                    FOR EXECUTION BY AN ENTITY:

Date:	Entity Name:

By:

Print Name:

Title:

[Signature Page to Accredited Investor Questionnaire]

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EXHIBIT C-2

STOCK CERTIFICATE QUESTIONNAIRE

Pursuant to Section 2.2(b) of the Agreement, please provide us with the following information:

1.	The exact name that the Securities are to be registered in (this is the name that will appear on the stock certificate(s)). You may use a nominee name if appropriate:

2.	The relationship between the Purchaser of the Securities and the Registered Holder listed in response to Item 1 above:

3.	The mailing address, telephone and telecopy number of the Registered Holder listed in response to Item 1 above:

4.	The Tax Identification Number (or, if an individual, the Social Security Number) of the Registered Holder listed in response to Item 1 above:

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EXHIBIT D

FORM OF SECRETARY’S CERTIFICATE

The undersigned hereby certifies that he is the duly elected, qualified and acting Secretary of GTT Communications, Inc., a Delaware corporation (the “Company”), and that as such he is authorized to execute and deliver this certificate in the name and on behalf of the Company and in connection with the Amended and Restated Securities Purchase Agreement, dated as of May 30, 2018, by and among the Company and the investors party thereto (the “Securities Purchase Agreement”), and further certifies in his official capacity, in the name and on behalf of the Company, the items set forth below.  Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Securities Purchase Agreement.

1.                                      Attached hereto as Exhibit A is a true, correct and complete copy of the resolutions duly adopted by the Board of Directors of the Company at a meeting of the Board of Directors held on               .  Such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect.

2.                                      Attached hereto as Exhibit B is a true, correct and complete copy of the Certificate of Incorporation of the Company, together with any and all amendments thereto currently in effect, and no action has been taken to further amend, modify or repeal such Certificate of Incorporation, the same being in full force and effect in the attached form as of the date hereof.

3.                                      Attached hereto as Exhibit C is a true, correct and complete copy of the Bylaws of the Company and any and all amendments thereto currently in effect, and no action has been taken to further amend, modify or repeal such Bylaws, the same being in full force and effect in the attached form as of the date hereof.

4.                                      Each person listed below has been duly elected or appointed to the position(s) indicated opposite his name and is duly authorized to sign the Securities Purchase Agreement and each of the Transaction Documents on behalf of the Company, and the signature appearing opposite such person’s name below is such person’s genuine signature.

Name	Position	Signature

Richard D. Calder, Jr.	President, Chief Executive Officer and Director

Michael T. Sicoli	Chief Financial Officer

IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of this       day of            ,        .

Chris McKee
Secretary

[Signature Page to Form of Secretary’s Certificate]

I, Richard D. Calder, Jr., Chief Executive Officer, hereby certify that Chris McKee is the duly elected, qualified and acting Secretary of the Company and that the signature set forth above is his true signature.

Richard D. Calder, Jr.
Chief Executive Officer

[Signature Page to Form of Secretary’s Certificate]

EXHIBIT A

Resolutions

EXHIBIT B

Certificate of Incorporation

EXHIBIT C

Bylaws

EXHIBIT E

FORM OF OFFICER’S CERTIFICATE

The undersigned, the Chief Executive Officer of GTT Communications, Inc., a Delaware corporation (the “Company”), pursuant to Section 2.2(a)(v) of the Amended and Restated Securities Purchase Agreement, dated as of May 30, 2018 by and among the Company and the investors signatory thereto (the “Securities Purchase Agreement”), hereby represents, warrants and certifies in his official capacity, in the name and on behalf of the Company, as follows (capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Securities Purchase Agreement):

1.                                      The representations and warranties contained in Sections 3.1(g) (clause (i) only) and 3.1(h) of the Securities Purchase Agreement were, as of February 23, 2018, and are, as of the date hereof, true and correct in all respects as though made on and as of such date, except for such representations and warranties that speak as of a specific date (which shall be so true and correct as of such date).  The representations and warranties contained in Sections 3.1(i), 3.1(j) (first and third sentences only), 3.1(k) (but only the first sentence thereof) and 3.1(a) of the Securities Purchase Agreement were, as of February 23, 2018, and are, as of the date hereof, true and correct in all respects, except for any de minimis inaccuracies, as though made on and as of such date, except for such representations and warranties that speak as of a specific date (which shall be so true and correct as of such date).

2.                                      The Company has performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the date hereof.

IN WITNESS WHEREOF, the undersigned has executed this certificate this        day of              ,      .

Richard D. Calder, Jr.
Chief Executive Officer

[Signature Page to Form of Officer’s Certificate]

E-1

SCHEDULE A

Entity Name	Aggregate Purchase Price (Subscription Amount)	Number of Acquired Shares to be Acquired
Acacia Partners, L.P.	$25,600,000.00	577,602
Acacia Institutional Partners, L.P.	$20,800,000.00	469,302
Acacia II Partners, L.P.	$1,600,000.00	36,101
Acacia Conservation Fund, L.P.	$17,600,000.00	397,102
Acacia Conservation Master Fund (Offshore), L.P.	$14,400,000.00	324,901
Total	$80,000,000.00	1,805,008

SCHEDULE B

OPINIONS

1.                                      Due incorporation, valid existence and good standing of the Company and significant subsidiaries

2.                                      Due authorization, execution and delivery of the Amended and Restated Securities Purchase Agreement and the Investor Rights Agreement by the Company

3.                                      Amended and Restated Securities Purchase Agreement and Investor Rights Agreement enforceable against the Company

4.                                      No conflicts with the (i) Company’s charter or organizational documents, (ii) material contracts (including contracts with respect to material indebtedness, such as the Senior Credit Facilities, the 7.875% Senior Unsecured Notes and the Senior Credit Facilities Documentation), (iii) applicable laws, rules or regulations and (iv) orders

5.                                      No consent, approval, authorization or registration or filing with, any governmental or regulatory authority or agency (other than as may be required under state securities or blue sky laws) is required, other than already obtained, but will exclude HSR and state PUC approvals identified on Schedule 3.1(m), if not obtained by closing

6.                                      Acquired Shares have been duly authorized and will be validly issued, fully paid and nonassessable when issued

7.                                      Common Share issuance is free and clear of any preemptive rights or any similar rights arising under the organizational documents or any material contract

8.                                      Authorized capitalization

9.                                      Offer and sale of Acquired Shares to Purchaser does not require registration under the Securities Act